SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by registrant  |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

  |_|    Preliminary proxy statement

  |X|    Definitive proxy statement

  |_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

  |_|    Definitive additional materials

  |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       SHARED TECHNOLOGIES FAIRCHILD INC.
           -----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           -----------------------------------------------------------
    (Name of Person[s] Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

       |X|    No fee required

       |_| Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1) and 0-11.

       (1)    Title of each class of securities to which transaction applies:

         --------------------------------------------------------------

       (2)     Aggregate number of securities to which transactions applies:

         --------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

-------------------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.



         --------------------------------------------------------------

       (4)     Proposed maximum aggregate value of transaction:

         --------------------------------------------------------------

       (5)     Total fee paid:

         --------------------------------------------------------------

       |_|   Fee paid previously with preliminary materials.

       |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)    Amount previously paid:

         --------------------------------------------------------------

       (2)    Form, schedule or registration statement no.:

         --------------------------------------------------------------

       (3)    Filing party:

         --------------------------------------------------------------

       (4)    Date filed:

         --------------------------------------------------------------







                       SHARED TECHNOLOGIES FAIRCHILD INC.
                              100 GREAT MEADOW ROAD
                         WETHERSFIELD, CONNECTICUT 06109
                                 (860) 258-2400


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 30, 1997

         The Annual Meeting of Stockholders of Shared Technologies Fairchild Inc. (the "Company") will be held at the Company's offices, located at 100 Great Meadow Road, Wethersfield, Connecticut 06109 on Wednesday, April 30, 1997, at 10:00 a.m., for the purpose of considering and acting upon the following matters:

         1.       To elect one class of three Directors;

         2. To ratify certain amendments to the Company's 1996 Equity Incentive Plan;

         3. To approve the material terms of the performance goals for the fiscal 1997 incentive compensation awards for certain executives of the Company;

         4.       To ratify the grant of certain warrants to non-employee
                  Directors; and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Pursuant to the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on April 8, 1997 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying envelope. The proxy will not be used if you attend and vote at the meeting in person or if you revoke the proxy prior to the meeting.

                                            By Order of the Board of Directors



                                            KENNETH M. DORROS
                                            Secretary


Dated:  April 15, 1997




WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.








                       SHARED TECHNOLOGIES FAIRCHILD INC.
                              100 GREAT MEADOW ROAD
                         WETHERSFIELD, CONNECTICUT 06109
                                 (860) 258-2400

                              -------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                              -------------------


                                 April 30, 1997

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Shared Technologies Fairchild Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on April 30, 1997 and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

         The Board of Directors has fixed April 8, 1997 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on April 8, 1997, there were outstanding and entitled to vote 15,704,399 shares of common stock of the Company, $.004 par value per share ("Common Stock"). Each share is entitled to one vote.

         The presence of the holders of at least one-third in interest of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. Therefore, holders of not less than 5,234,800 shares of Common Stock must be present in person or by proxy for there to be a quorum. Shares of Common Stock represented by all proxies received, including proxies that withhold authority for the election of Directors, as well as "broker non-votes", discussed below, count toward establishing the presence of a quorum.

         Assuming the presence of a quorum, Directors of the Company are elected by plurality vote of the shares of Common Stock present in person or by proxy and voting in the election of Directors. Shares may be voted for or withheld from each nominee for election as a director. Shares for which the vote is withheld and "broker non-votes" will be excluded entirely and have no effect on the election of Directors of the Company.

         Assuming the presence of a quorum, an affirmative vote of a majority of the shares of Common Stock present in person or by proxy and voting will be required for ratification of the amendments to the 1996 Equity Incentive Plan, for approval of the material terms of the performance goals for the 1997 incentive compensation awards, and for ratification of the grant of certain warrants to non-employee Directors. As to such matters, shares may be voted for or against each such matter or may abstain from voting thereon. Abstentions and "broker non-votes," discussed below, are not counted in determining the number of votes cast with respect to each such matter.

         Under applicable rules, brokers who hold shares of the Company's Common Stock in street name have the authority to vote the shares in the broker's discretion on "routine" matters if they have not received specific instructions from the beneficial owner of the shares. Item 1, the uncontested election of Directors, is a "routine" matter for this purpose. With respect to matters which are determined by the appropriate broker-dealer regulatory organization to be "non-routine," which includes Items 2, 3 and 4 on the agenda for this meeting of the Company's stockholders, brokers may not vote shares held in street name without specific instructions from the beneficial owner. If a broker holding shares in street name submits a proxy card on which the broker physically lines out the matter (whether it is "routine" or "non-routine") or does not indicate a
specific   choice






("for", "against" or "abstain") on a matter that is "non-routine," that action is called a "broker non-vote" as to that matter. "Broker non-votes", whether with respect to "routine" matters, such as Item 1 on the agenda for this meeting, or "non-routine" matters, are not counted in determining the number of votes cast with respect to the matter. If a broker submits a proxy but does not indicate a specific choice on a "routine" matter, the shares will be voted as specified in the proxy card. At this meeting of the Company's stockholders, shares represented by such a proxy card would be voted for the election of the director nominees.

         The Company's Annual Report for the fiscal year ended December 31, 1996 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 15, 1997.


                    MATTERS TO BE BROUGHT BEFORE THE MEETING

                              ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

         The Board of Directors currently consists of ten members (and one vacancy to be filled), divided into two classes of four Directors each and one class of three Directors, with the terms of each class staggered so that the term of one class expires at each annual meeting of the stockholders.

         The  terms of  Directors  in one  class,  consisting  of three  current
Directors, Anthony D. Autorino, Thomas H. Decker, Vincent DiVincenzo and a vacancy created by the recent death of Edward J. McCormack, Jr., expire at the 1997 annual meeting. All of the nominees are currently members of the Board. Unless otherwise instructed in the proxy, all proxies will be voted for the election of each of these nominees to a three-year term expiring at the 2000 annual meeting, with each to hold office until his successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors. Due to the recent death of Mr. McCormack, the Board was unable, as of the date of this Proxy Statement, to find a suitable candidate to fill his seat, and accordingly, the Board has not nominated anyone to fill such vacancy. The Board intends to interview and elect, pursuant to the Company's by-laws and the General Corporation Law of the State of Delaware, a new director to fill such vacancy subsequent to the Company's annual meeting of stockholders. Such director's term shall expire at the 1998 annual meeting of stockholders.

         The following table and narrative sets forth information regarding the principal occupation, other affiliations, committee memberships and age, for the three nominees and each Director continuing in office.

                 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                          'FOR' EACH OF THESE NOMINEES.

                                                  Director                  Position                    Term
         Name                         Age           Since                 With Company                  Ends
         ----                         ---           -----                 ------------                  ----

Nominees for Election:

Anthony D. Autorino (1)(4)..........   57          1986       Chairman, Chief Executive Officer         1997
                                                              and Director

Thomas H. Decker(4).................   55          1992       Director                                  1997

Vincent DiVincenzo(4)...............   47          1992       Senior Vice President - Administration    1997
                                                              and Finance, Treasurer, Chief Financial
                                                              Officer and Director


                                      -2-




DIRECTORS CONTINUING IN OFFICE:

William A. DiBella(2)(3)............   54          1986       Director                                  1998

Natalia Hercot(3)...................   31          1996       Director                                  1998

Donald E. Miller(2).................   50          1996       Director                                  1998

Mel D. Borer(1)(4)..................   53          1996       President, Chief Operating Officer and    1999
                                                              Director

Ajit G. Hutheesing(3)(4)............   61          1994       Director                                  1999

Jo McKenzie(3)......................   62          1991       Director                                  1999

Jeffrey J. Steiner(1)(4)............   60          1996       Vice Chairman and Director                1999

------------
(1)  Member of the Executive Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Compensation and Stock Option Committee.
(4)  Member of the Strategic Steering Committee.

         MEL D. BORER has been President, Chief Operating Officer and a Director of the Company since March 1996. He was Vice President of Fairchild Industries, Inc. from 1991 until March 1996 and President of Fairchild Communications Services Company from 1989 until March 1996.

         AJIT G. HUTHEESING has been a Director of the Company since June 1994. Mr. Hutheesing is the founder, Chairman and Chief Executive Officer of International Capital Partners, Inc. ("ICP"). Prior to starting ICP in 1988, he was Chairman of the Board and Director of Corporate Finance of The Sherwood Group. Before joining Sherwood, Mr. Hutheesing was with the J. Henry Schroder Corporation from 1975 to 1986 and held the position of Vice Chairman from 1982. Prior to that time, Mr. Hutheesing spent ten years with the International Finance Corporation, a private sector investment banking arm of the World Bank. Mr. Hutheesing is Chairman of Age Wave, Inc. He also serves as a director of Counsel Corporation and Cryenco Sciences Inc. He was educated at Cambridge University in England where he received a B.S. degree in chemistry, physics and mathematics and an M.A. degree in chemical engineering. Mr. Hutheesing holds an M.B.A. degree from Columbia University.

         JO MCKENZIE has been a Director of the Company since June 1991. Mrs. McKenzie is a former Republican State Chairwoman of Connecticut and has held a wide variety of Republican Party leadership positions at the federal, state and local levels. Recently, Mrs. McKenzie served as a Republican National Committeewoman from Connecticut. From 1993, Mrs. McKenzie has been a consultant to businesses providing hospitality services.

         JEFFREY J. STEINER has been Vice Chairman of the Board and a Director since March 1996. He has been Chairman of the Board and Chief Executive Officer of The Fairchild Corporation ("TFC") since December 1985, and President of TFC since July 1, 1991. Mr. Steiner also served as President of TFC from November 1988 until January 1990. He has served as Chairman of the Board, Chief Executive Officer and President of Banner Aerospace since September 1993. He served as Vice Chairman of the Board of Rexnord Corporation from July 1992 to December 1993. He served as Chairman, President and Chief Executive Officer of Fairchild Industries, Inc. from July 1991 until March 1996 and of RHI Holdings, Inc. since 1988. Mr. Steiner is and for the past five years has been President of Cedco Holdings Ltd. He serves as a director of The Franklin Corporation, The Copley Fund and TFC.

         ANTHONY D. AUTORINO is the Chairman of the Board, Chief Executive Officer, and Director. Mr. Autorino has been Chairman, President and Chief Executive Officer of the Company since January 1986. From January 1985 to January 1986, he was Chairman and Chief Executive Officer of ShareTech, a joint venture between United Technologies Corporation and AT&T. He was President of United Technologies Building System Company from 1981 to 1984 and was its Chairman and Chief Executive Officer from 1984 to 1985. Mr. Autorino joined the Hamilton Standard Division of United Technologies in 1960, holding the positions of Vice President, Executive Vice President and President of the Division. Mr. Autorino was Chairman of the firearms manufacturer Colt's Manufacturing Company, Inc. and of its parent company, CF Holding Corp. from March 1990 to March 1992. He also served as Acting Chief Executive Officer from September 1991 to December 1991. Mr. Autorino is also a director of FiberVision Corporation. Mr. Autorino serves on the Board of Directors of the Connecticut Children's Medical Center.

         THOMAS H. DECKER has been a Director of the Company since May 1992. Since September 1992, Mr. Decker has served as a Senior Vice President of Investments at Prudential Securities. From 1981 to September 1992 he served as a Senior Vice President at Tucker Anthony Incorporated. Mr. Decker also serves as a director of FiberVision Corporation.

         WILLIAM A. DIBELLA has been a Director of the Company since April 1986. From 1981 to 1997, Mr. DiBella served as a Connecticut State Senator, including serving as both the Senate Majority Leader and the Senate Minority Leader. Prior thereto, he served as Chairman of the Finance, Revenue and Bonding Committee. Mr. DiBella was Chairman of the Metropolitan District Commission from 1977 to 1981, was a member of the Hartford City Council from 1971 to 1979 and Deputy Mayor from 1975 to 1977.

         VINCENT DIVINCENZO is Senior Vice President - Administration and Finance, Chief Financial Officer and Director. He has been a Director of the Company since May 1992 and Senior Vice President - Administration and Finance, Treasurer and Chief Financial Officer since September 1993. Mr. DiVincenzo joined the Company in July 1988 and served as its Vice President - Finance, Treasurer and Chief Financial Officer until September 1993. From 1987 to 1988, Mr. DiVincenzo was Controller of KCR Technology, Inc. From 1982 to 1986, he was employed by Lorlin Test Systems (formerly Eaton Corporation) serving as controller in his last capacity. Prior to 1982, Mr. DiVincenzo served as Manager of General Accounting for Interrad Corporation and for the ConDiesel Mobile Equipment Division of Condec Corporation.

         NATALIA HERCOT has been a Director of the Company since March 1996. She was a Director of Fairchild Industries, Inc. ("FII") from 1989 until March 1996. Since 1991, she has served in various capacities at both TFC and FII, and currently serves as International Coordinator and Translator at TFC. Ms. Hercot is the daughter of Jeffrey J. Steiner.

         DONALD E. MILLER has been a Director of the Company since April 1996. Mr. Miller has served as Senior Vice President and General Counsel of TFC since January 1991 and Corporate Secretary since January 1995. Mr. Miller also served as Vice President and General Counsel of Fairchild Industries, Inc. from November 1991 through March 1996.

BOARD AND COMMITTEE MEETINGS

         The Company has a standing Audit Committee of the Board of Directors which provides the opportunity for direct contact between the Company's independent public accountants and the Board. The Audit Committee is currently comprised of Messrs. DiBella and Miller. The Audit Committee met once during the year ended December 31, 1996. The Audit Committee reviews the effectiveness of the auditors during the annual audit, the Company's internal control policies and procedures and considers and recommends the selection of the Company's independent public accountants.

         The Company has a standing Compensation and Stock Option Committee of the Board of Directors which provides recommendations to the Board regarding compensation programs of the Company. The Compensation and Stock Option Committee is currently comprised of Messrs. Hutheesing and DiBella, Ms. Hercot and Mrs. McKenzie. The Compensation and Stock Option Committee met three times during the fiscal year ended December 31, 1996.

         The Company has an Executive Committee of the Board of Directors which is authorized to act on behalf of the Board of Directors when the Board is not in session. The Executive Committee is currently comprised of Messrs. Autorino, Steiner and Borer. The Executive Committee met twice during the year ended December 31, 1996.

         The Company has a Strategic Steering Committee, which is authorized to review, analyze and present to the Board of Directors various options, such as strategic alliances. The Strategic Steering Committee is currently comprised of Messrs. Autorino, Steiner, Borer, DiVincenzo, Hutheesing and Decker. The Strategic Steering Committee met once during the year ended December 31, 1996.

         During the year ended December 31, 1996, the Board of Directors held seven meetings. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors held during the period in which they served on the Board, except for Mr. Hutheesing, who attended 71% of the meetings. Each of the Directors also attended at least 75% of all committees of the Board of Directors on which they respectively served, except for Mr. Hutheesing, who attended 66% of the meetings of the Compensation and Stock Option Committee. The Company does not have a standing nominating committee.


COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company receive cash compensation of $750 per meeting of the Board of Directors attended ($400 if attended by teleconference) and $500 for each committee meeting attended ($400 if attended by teleconference), plus reimbursement of out-of-pocket expenses for attendance at each Board or committee meeting. In addition, such Directors receive an annual fee of $10,000, payable quarterly in arrears.

         The Company has a formula-based stock option plan for independent Directors, the 1994 Directors Option Plan (the "Directors' Plan"). Under the Directors' Plan, an "independent director" is a Director of the Company who is neither an employee nor a principal stockholder of the Company. The Directors' Plan provides for a one-time grant of an option to purchase 15,000 shares of Common Stock to all independent Directors who served during the 1994-95 term, issuable as of September 22, 1994.

         The Directors' Plan further provides for the grant of an option to purchase 15,000 shares of Common Stock to each independent director first elected after September 22, 1994, the effective date of the Directors' Plan.

         Each independent director who received a one-time option grant on September 22, 1994 who was elected to a new term as a director in 1995 or 1996 received upon such reelection a grant of an option for 5,000 or 10,000 options, respectively. Reelection after 1996 of any independent director in service as of September 22, 1994 entitles such director to a grant of 15,000 options.

         All options will be exercisable at the closing bid price for the date preceding the date of grant on which there was a sale of Common Stock on the principal national securities exchange on which the Common Stock was then listed or admitted to trading. Options will vest at the rate of one-third per year of service completed as a director, and are exercisable for so long as the optionee continues as an independent director of the Company and for a period of 90 days after the optionee ceases to be a director of the Company. The options will in no event be exercisable for a period in excess of ten years following the grant date.

                PROPOSAL TO AMEND THE 1996 EQUITY INCENTIVE PLAN
                             (ITEM 2 ON PROXY CARD)

         In  1996,  the  Board  of  Directors  authorized,   and  the  Company's
stockholders approved, the 1996 Equity Incentive Plan (the "1996 Plan"), pursuant to which the Company may offer shares, and share-based compensation, to key employees and consultants of, and persons having a business relationship with, the Company, its subsidiaries and affiliates. The 1996 Plan provides for the grant to eligible persons of stock options, stock appreciation rights, restricted stock, performance shares, and performance units (the "Awards"). The 1996 Plan is administered by the Compensation and Stock Option Committee of the Company's Board of Directors (the "Compensation Committee"), which is entitled to make all determinations with respect to selection of participants and the Awards to be granted. Officers and full-time salaried employees of the Company who, in the judgment of the Compensation Committee, are in a position to make a substantial contribution to the management, growth and success of the Company are eligible to receive Awards.

         The 1996 Plan originally provided that not more than 1.5 million shares of Common Stock be granted under the 1996 Plan, substantially all of which have, to date, been granted. The Compensation Committee has authorized, subject to stockholder approval, increasing the capacity of the 1996 Plan by 750,000 shares, to an aggregate of 2.25 million shares. The Company's stockholders will be asked to approve such increase at the annual meeting.

         In order to preserve the deductibility of certain compensation expenses relating to the 1996 Plan, the Company originally established limits on the maximum number of non-statutory stock options that may be granted under the 1996 Plan to the following executives of the Company: Mr. Autorino, 500,000; Mr. Steiner, 350,000; Mr. Borer, 150,000; and Mr. DiVincenzo, 100,000. In no event shall more than 100,000 options be issuable to any other participant. In order to assure the preservation of such deductibility, and assuming the stockholders' ratification of the proposed increase of 750,000 shares to the 1996 Plan, the Compensation Committee has authorized, subject to stockholder approval at the annual meeting, increasing the limits on the maximum number of non-statutory stock options that may be granted under the 1996 Plan to the following executives of the Company, as follows: Mr. Autorino, 625,000; Mr. Steiner, 450,000; Mr. Borer, 225,000; and Mr. DiVincenzo, 175,000.

         Accordingly, at the annual meeting, the Company's stockholders will be asked to approve the amendment of the 1996 Plan in two respects: (i) to increase the capacity of the 1996 Plan by an additional 750,000 shares; and (ii) to establish the foregoing limits on the number of options that may be granted to the aforesaid executives of the Company.

         A summary, as well as the full text, of the original 1996 Plan are contained in the Company's Proxy Statement for the Annual Meeting of Stockholders dated April 26, 1996, a copy of which is available upon request to the Company's Investor Relations Department at the Company's address appearing on the front page of this Proxy Statement.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THIS PROPOSAL.


                 APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS
                  FOR FISCAL 1997 INCENTIVE COMPENSATION AWARDS
                      FOR CERTAIN EXECUTIVES OF THE COMPANY
                             (ITEM 3 ON PROXY CARD)

         At the Annual Meeting, the stockholders will be asked to approve the material terms of the performance goals for the fiscal 1997 incentive compensation awards ("Awards") for certain executives of the Company. Effective for tax years beginning in 1994, the Internal Revenue Code of 1986, as amended, (the "Code"), disallows deductions for publicly-held corporations with respect to compensation in excess of $1,000,000 paid to certain executive officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside Directors, the material terms of the performance goals under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

         On March 27, 1997, the Company's Compensation and Stock Option Committee (the "Compensation Committee") established performance goals for the following executives of the Company and the maximum amount payable to such executives if the goals are achieved. The executives covered by these performance goals are Messrs. Autorino, Steiner, Borer and DiVincenzo (the "Executives"). The performance goals and maximum amounts payable for fiscal 1997, as set forth below, are based on the Company's success in substantially achieving or exceeding target levels of annual revenues and of EBITDA, i.e., earnings before interest, taxes, depreciation and amortization, as follows. The target levels for such revenues and EBITDA have been established by the Compensation Committee as $190 million and $45 million, respectively (the "Base Targets"). The Compensation Committee has further established secondary target levels for annual revenues and EBITDA of $200 million and $50 million, respectively (the "Secondary Targets").

         1. In the event that the Company fails to achieve revenues and EBITDA in excess of the Base --- Targets, then no incentive compensation shall be paid to the Executives.

         2. In the event that the Company achieves revenues and EBITDA in excess of the Base Targets, then each Executive shall receive an Award in an amount equal to 25% of each Executive's base salary.

         3. In the event that the Company achieves revenues and EBITDA in excess of the Secondary Targets, then each Executive shall be eligible to receive an Award in an amount of up to 80% of each Executive's base salary, as determined in the discretion of the Compensation Committee. The Committee retains the right to determine the actual amount of incentive compensation to be awarded to the Executives in fiscal 1997 based on their individual contributions, consistent with the foregoing goals and limitations.

         4. In the event that the Company (i) achieves revenues and EBITDA in excess of the Base Targets, and (ii) either achieves revenues or EBITDA in excess of their respective Secondary Targets, then each Executive shall receive a discretionary Award, as determined in the discretion of the Compensation Committee, in an amount of not less than 25% of base salary, but no greater than 50% of base salary.

         Assuming the stockholders approve the material terms of the performance goals as described herein, the Company believes that any such incentive compensation award to the Executives will qualify as performance-based compensation that will be deductible from the Company's gross income for federal income tax purposes.


      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THIS PROPOSAL.


                         PROPOSAL TO RATIFY THE GRANT OF
                   CERTAIN WARRANTS TO NON-EMPLOYEE DIRECTORS
                             (ITEM 4 ON PROXY CARD)

         At the Annual Meeting, the shareholders will be asked to ratify the grant of certain warrants, as compensation, to the Company's non-employee Directors (Jo McKenzie, Natalia Hercot, Thomas H. Decker, William A. DiBella, Ajit G. Hutheesing and Donald E. Miller, and to Edward J. McCormack, Jr., who died in February 1997). More specifically, on December 18, 1996, the Compensation and Stock Option Committee of the Board of Directors approved the grant of certain warrants for the purchase of Company-owned shares of the common stock of Shared Technologies Cellular, Inc. ("STC Common Stock"), subject to the approval of the Company's Board of Directors. Subsequently, on February 11, 1997, the Company's Board of Directors approved the grant of such warrants, subject to ratification by the Company's Stockholders.

         Each such Director received a warrant to purchase 25,000 shares of STC Common Stock (except as indicated below) from the Company, which warrants have an exercise price equal to the fair market value of STC Common Stock as of December 18, 1996 ($1.72 per share, the closing bid price for such shares on the Nasdaq market on such date). The warrants shall become exercisable in three equal tranches, as follows: the first tranche shall be exercisable on May 1, 1997, the second tranche shall be exercisable on May 1, 1998, and the last tranche shall be exercisable on December 31, 1998; provided, however, that the Board of Directors may accelerate such vesting schedule at its discretion. All such warrants, if not exercised, shall expire May 1, 1999, unless extended at the discretion of the Board of Directors.

         In addition to the grant of 25,000 warrants, as described above, an additional 75,000 such warrants were granted to Mr. DiBella as compensation for consulting services provided by Mr. DiBella to the Company during 1996. Accordingly, the Stockholders will be asked to ratify the grant of an aggregate of 250,000 such warrants.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THIS PROPOSAL.

                               EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the executive officers of the Company who are not also Directors. The executive officers are elected annually by the Board of Directors following the Annual Meeting of Stockholders and serve at the discretion of the Board.

                                                                            Position
                      Name                     Age                        With Company
                      ----                     ---                        ------------

         Paul R. Barry..................       32      Senior Vice President -- Business Development
         Kenneth M. Dorros..............       37      Senior Vice President, General Counsel and
                                                       Secretary
         Lawrence J. Dressel............       45      Senior Vice President -- Field Operations

         PAUL R. BARRY is Senior Vice President -- Business Development. Mr. Barry has been Vice President -- Business Development of the Company since November 1995. Mr. Barry joined the Company in October 1989 as Manager --
Investor Relations. From June 1990 to December 1990 he served as a Regional Director. He then served as a Vice President until November 1992, then became Vice President -- Operations until January 1995, and held the position of President of the FMS Division from January 1995 until November 1995. Mr. Barry is a graduate of Massachusetts College of Pharmacy and received an M.B.A. from Rensselaer Polytechnic Institute. Mr. Barry is the son-in-law of Mr. Autorino.

         KENNETH  M.  DORROS is  Senior  Vice  President,  General  Counsel  and
Secretary. He has been General Counsel of the Company since June 1986. Mr. Dorros became Secretary in 1987 and he was named a Vice President in 1992 and a Senior Vice President in February, 1996. Prior thereto, he was Assistant General Counsel of ShareTech since 1985. A graduate of Lehigh University, Mr. Dorros received his law degree from the Fordham University School of Law. He is admitted to the bars of New York and Connecticut.

         LAWRENCE J. DRESSEL is Senior Vice President - Field Operations, having served in such capacity since March, 1996. Prior to such date, and since April, 1988, Mr. Dressel held the same title at Fairchild Communications Services Company.

                             EXECUTIVE COMPENSATION

1.       REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

         The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is responsible for establishing the compensation, including bonus and incentive arrangements, of the Company's Chief Executive Officer and for reviewing the compensation of other executive officers of the Company and its operating subsidiaries, as established by the Chief Executive Officer.

         The Committee makes appropriate recommendations concerning executive compensation, and reports to the Board of Directors. Under the supervision, approval and review of the Committee, the Company's compensation policies and programs are designed to motivate, retain and attract management with incentives linked to financial performance of the Company and the value that is delivered to its stockholders. Specifically, the Company's policies and programs endeavor to: (i) link executive compensation to sustainable increases in the financial performance of the Company, where possible, and where not possible, preservation or realization of stockholder value; (ii) provide rewards contingent upon Company performance; (iii) differentiate compensation based upon individual contribution, (iv) promote teamwork among executives and other Company employees; and (v) encourage the retention of a sound management team.

         The Company's objective is to manage the total cash compensation to provide median levels of cash compensation at average levels of corporate and individual performance. Cash compensation consists of two components: (i) a base salary that is competitive with that of other companies paying at the median level of the market, and (ii) an annual incentive opportunity that is variable and is reflective of the financial performance of the Company and the individual performance of the executive officer. When high levels of performance are achieved, the level of cash compensation may exceed the median of the market. Conversely, when the Company or the individual falls short of the predetermined goals, the level of cash compensation may be substantially below the market median. The objective of this mix is to deliver total annual cash compensation competitive with compensation offered at other companies facing similar challenges for similar positions, while simultaneously linking the payment of the annual cash incentive to the achievement of specific objectives in the Company's annual operating plan as approved by the Board.

         The Chief Executive Officer's salary is determined annually by the Committee based on the Committee's evaluation of a variety of factors, each of which is weighted by each member of the Committee according to his own experience and background. Among the criteria used by each member of the Committee in making his evaluation of the appropriate compensation of the Chief Executive Officer to the Company are: (i) the compensation of the chief executives of competitive entities; (ii) his influence on the performance of the Company through his management skills; (iii) his ability to work with, influence and effectuate the policies of the Board of Directors; (iv) his skill in long range planning for the Company's future growth and activities; and (v) the manner in which he positions the Company to succeed in a highly competitive and diversified market.

         The award and size of any performance bonus are based upon the performance of the Company against Company goals. Goals vary from year to year and, with regard to individual goals of executive officers, usually include both quantitative and qualitative factors. The Committee also occasionally awards special bonuses in connection with extraordinary transactions by the Company. The bonuses generally are awarded to individuals who make significant contributions towards consummation of the transactions.

         The Committee believes that stock option grants serve as a desirable long-term method of compensation because they closely ally the interests of management with the preservation and enhancement and realization of stockholder value and serve as an additional incentive to promote the success of the Company.

         The Committee has considered the impact of a recently enacted provision of the Internal Revenue Code of 1986, as amended (the "Code"), which in certain circumstances disallows income tax deductions for compensation in excess of $1,000,000. This disallowance provision does not apply to performance-based compensation and certain other forms of compensation. The Committee currently intends to structure the

Company's incentive compensation awards and awards under the 1996 Equity Incentive Plan in a manner that complies with the Code's requirements for performance-based compensation to ensure that the Company is entitled to full deductibility of such compensation.

         The  Committee  believes  that  the  total  compensation   program  for
executives of the Company is on a level with the compensation programs provided by other companies facing similar challenges.

                                              Respectfully submitted,


                                              Ajit G. Hutheesing
                                              Chairman
                                              William A. DiBella
                                              Natalia Hercot
                                              Jo McKenzie



2.       RECOMMENDATIONS OF THE CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer recommends to the Committee the proposed compensation (other than his own) of each executive officer of the Company and its operating subsidiaries.

         In making his evaluation of the performance of an executive officer in his or her area of responsibility, and in formulating his recommendation to the Committee, while the Chief Executive Officer adheres to the criteria and principles enunciated in the Committee's report set forth above, he relies most heavily on the following criteria used by the Committee:

         (a) the executive's influence on the performance of the Company through his or her management skills;

         (b) the executive's skill in long range planning for the Company's future growth and activities; and

         (c) the manner in which the executive positions the Company to succeed in the future.

                                          Respectfully submitted,


                                          Anthony D. Autorino
                                          Chairman and Chief Executive Officer


         The following table sets forth the annual and long-term compensation awarded or paid to or earned by the Company's Chief Executive Officer and each of the Company's other four most highly paid executive officers (collectively, the "Named Executive Officers") for the fiscal years ended 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE


                                                                                                    Long-Term
                                                       Annual Compensation                     Compensation Awards
                                                       -------------------                     -------------------
                                                                                                  Securities
                                                Salary           Bonus      Other Annual          Underlying
Name & Principal Position             Year        ($)             ($)      Compensation($)       Options(#)(a)
-------------------------             ----        ---             --       ---------------       -------------

Anthony D. Autorino...........        1996      461,742         184,000       53,287(b)            500,000
Chairman, President and               1995      330,000          50,000       60,564(c)                 --
Chief Executive Officer               1994      325,808          15,000        5,079(d)            120,000

Jeffrey J. Steiner............        1996      255,770         127,000           --(e)            350,000
Vice Chairman

Mel D. Borer                          1996      186,148         136,553       15,809(f)            150,000
President and Chief
Operating Officer

Vincent DiVincenzo                    1996      133,508          55,200        9,372(g)            100,000
Senior Vice President --              1995      112,000          25,000       12,899(h)             10,000
Administration, Chief Financial
Officer and Treasurer

Lawrence J. Dressel                   1996      137,073          42,755        5,138(i)             45,000
Senior Vice President --
Operations

------------------------

(a) Represents options granted pursuant to the Company's 1987 Stock Option Plan for grants prior to 1996, and pursuant to the Company's 1996 Equity Incentive Plan for grants in 1996.

(b) Includes $4,750, representing the market value of 1,030 shares of the Company's Common Stock contributed to Mr. Autorino's account under the Company's Savings and Retirement Plan in 1996. Under this plan, prior to April 1, 1996, the Company made matching contributions in Company Common Stock equal in value to 50% of an employee's contributions, up to 5% of the employee's salary. Since April 1, 1996, such matching contributions are made at the rate of 25% of employees' contribution in Company Common Stock and another 25% in cash. Also includes $147 paid by the Company for group term life insurance and $47,448 for additional life insurance. Also includes $942 for automobile lease expenses. As additional compensation in 1996, Mr. Autorino received a warrant to purchase 480,000 shares of common stock of the Company's affiliate, Shared Technologies Cellular, Inc., which shares are owned by the Company ("STC Common Stock"), at a purchase price of $1.72 per share, the fair market value for such shares on the date of grant, December 18, 1996.

(c) Includes $4,620, representing the market value of 1,045 shares of the Company's Common Stock contributed to Mr. Autorino's account under the Company's Savings and Retirement Plan in 1995. Also includes $450 paid by the Company for group term life insurance, $47,448 for additional life insurance and $4,018 for supplemental disability insurance. Also includes $4,028 for automobile lease expenses. As additional compensation in 1995, Mr. Autorino received a warrant to purchase 60,000 shares of STC Common Stock at a purchase price of $2.50 per share, the fair market value for such shares on the date of grant, December 26, 1995.

(d) Includes $4,629, representing the market value of 1,351 shares of the Company's Common Stock contributed to Mr. Autorino's account under the Company's Savings and Retirement Plan in 1994. Also includes $450 paid by the Company for group term life insurance.

(e) As additional compensation in 1996, Mr. Steiner received a warrant to purchase 300,000 shares of STC Common Stock at a purchase price of $1.72 per share, the fair market value for such shares on the date of grant, December 18, 1996.

(f) Includes $4,288, representing the market value of 614 shares of the Company's Common Stock contributed to Mr. Borer's account under the Company's Savings and Retirement Plan and $4,288 of cash matching contributions made by the Company for Mr. Borer's account under such plan in 1996. Also includes $3,873 paid by the Company for group term life insurance and $3,360 for additional life insurance.

(g) Includes $3,097, representing the market value of 561 shares of the Company's Common Stock contributed to Mr. DiVincenzo's account under the Company's Savings and Retirement Plan and $1,716 of cash matching contributions made by the Company for Mr. DiVincenzo's account under such plan in 1996. Also includes $4,370 paid by the Company for life insurance and $189 for automobile lease expenses. As additional compensation in 1996, Mr. DiVincenzo received a warrant to purchase 144,000 shares of STC Common Stock at a purchase price of $1.72 per share, the fair market value for such shares on the date of grant, December 18, 1996.

(h) Includes $4,086, representing the market value of 973 shares of the Company's Common Stock contributed to Mr. DiVincenzo's account under the Company's Savings and Retirement Plan in 1995. Also includes $174 paid by the Company for group term life insurance and $4,370 for additional life insurance. Also includes $4,269 for automobile lease expenses. As additional compensation in 1995, Mr. DiVincenzo received a warrant to purchase 50,000 shares of STC Common Stock at a purchase price of $2.50 per share, the fair market value for such shares on the date of grant, December 26, 1995.

(i) Includes $1,713, representing the market value of 243 shares of the Company's Common Stock contributed to Mr. Dressel's account under the Company's Savings and Retirement Plan and $1,713 of cash matching contributions made by the Company for Mr. Dressel's account under such plan in 1996. Also includes $1,712 paid by the Company for group term life insurance.

3.       COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS

         William A. DiBella, a Director and member of the Compensation and Stock Option Committee, also provided consulting services to the Company during 1996. An aggregate of 100,000 warrants for the purchase of shares of Shared Technologies Cellular, Inc. from the Company, as described elsewhere in this Proxy Statement, were granted to Mr. DiBella; 75,000 of such warrants were granted to Mr. DiBella as compensation for such consulting services.


4.       EMPLOYMENT AGREEMENTS.

         As of March 13, 1996, the Company entered into two-year employment agreements with Messrs. Autorino, Borer, DiVincenzo and Steiner providing for current base salaries of $585,000, $265,000, $185,000 and $350,000, respectively. Each of these agreements provides for certain termination and change-of-control payments, under certain circumstances. Each of the aforesaid executives would be entitled to a non-compete payment, in the event of termination of employment without cause, in an amount approximately equal to two years of base salary. In the event of a change-of-control of the Company, each such executive would be entitled to a parachute payment of an amount equal to two years of base salary, plus an amount equal to two years of target bonuses (defined as 50% of base salary).

         The Company has also entered into employment agreements with approximately 14 other employees providing for severance payments including up to 15 months of base pay and bonus. With respect to employment agreements for certain senior managers, including Messrs. Autorino, Borer, DiVincenzo and Steiner, payments amounting to up to $5 million in the aggregate would be payable in the event of a change of control of the Company.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning the grant of stock options during the fiscal year ended December 31, 1996 to the Named Executive Officers:

                                    Individual Grants
                                    -----------------
                                Number of      % Of Total                                   Potential Realizable
                                Securities      Options                                       Value At Assumed
                                Underlying     Granted To                                      Rates Of Stock
                                 Options       Employees Exercise Or                        Price Appreciation
                                 Granted       In Fiscal  Base Price    Expiration            For Option Term
        Name                     (#)(a)         Year(b)     ($/Sh)         Date            5% ($)       10% ($)
        ----                  ------------   -------------  ------         ----            ------       -------

Anthony D. Autorino...........   500,000           32.3      4.375       4/16/06        1,375,707      3,486,312
Jeffrey J. Steiner............   350,000           22.6      4.375       4/16/06          962,995      2,440,418
Mel D. Borer..................   150,000            9.7      4.375       4/16/06          412,712      1,045,894
Vincent DiVincenzo............   100,000            6.5      4.375       4/16/06          275,141        697,262
Lawrence J. Dressel...........    45,000            2.9      4.375       4/16/06          123,814        313,768

------------------
(a) Options to acquire shares of Common Stock of the Company granted pursuant to the Company's 1996 Equity Incentive Plan. All options are exercisable at a price equal to the fair market value of the Common Stock of the Company on the date of grant.

(b) Based on a total of 1,546,000 options granted during the fiscal year ended December 31, 1996.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

         The following table presents information concerning options exercised during the fiscal year ended December 31, 1996 and the value of unexercised stock options at the end of the fiscal year ended December 31, 1996 with respect to the Named Executive Officers.

                                                            Number of Securities
                                                           Underlying Unexercised          Value of Unexercised
                                 Shares                         Options/SARs            in-the-Money Options/SARs
                              Acquired on     Value          at Fiscal Year-End             at Fiscal Year-End
         Name                Exercise (#) Realized ($)   (Exercisable/Unexercisable)    (Exercisable/Unexercisable)
         -----               ------------ ------------   ---------------------------    --------------------------

Anthony D. Autorino ..........   50,000       245,312         187,916/523,334              $1,044,819/$2,503,754
Jeffrey J. Steiner............       --            --              --/350,000                      --/$1,662,500
Mel D. Borer..................       --            --              --/150,000                        --/$712,500
Vincent DiVincenzo ...........   37,500       160,208          23,332/121,668                  $116,869/$592,299
Lawrence J. Dressel...........       --            --               --/45,000                        --/$213,750


                              SECURITIES OWNERSHIP

         The following table sets forth certain information as of April 8, 1997, with respect to the Common Stock owned by (i) each Director of the Company, (ii) the Named Executive Officers, (iii) all Directors and executive officers of the Company as a group, and (iv) each person who is known by the Company to own beneficially more than 5% of the Common Stock. Unless otherwise indicated in the footnotes to the table, all stock is owned of record and beneficially by the persons listed in the table.

                                                                                      Percentage Of
                                               Number Of Shares                        Common Stock
     Names and Addresses(a)                 Beneficially Owned (b)                      Outstanding
     ----------------------                 ----------------------                      -----------

DIRECTORS AND OFFICERS

Anthony D. Autorino (c).......                     1,290,370                                 8.0%
  Chairman, Chief Executive Officer
  and Director

Mel D. Borer (d)..............                        50,705                                 *
  President, Chief Operating
  Officer and Director

Thomas H. Decker (e)..........                        24,750                                 *
  Director

William A. DiBella (f)........                        48,413                                 *
  Director

Vincent DiVincenzo (g)........                        59,842                                 *
  Director, Senior Vice President
  -- Administration and Finance,
  Treasurer and Chief Financial Officer

Lawrence J. Dressel (h).......                        15,243                                 *
  Senior Vice President
  -- Field Operations

Natalia Hercot (i)............                         5,000                                 *
  Director

Ajit G. Hutheesing (j)........                       319,957                                 2.0%
  Director

Jo McKenzie (k)...............                        19,575                                 *
  Director

Donald E. Miller (l)..........                         6,000                                 *
  Director

Jeffrey J. Steiner (m)........                     4,155,173                                23.9%
  Vice Chairman and Director

All Directors and executive (n)                    6,141,090                                34.5%
  officers as a group (13 persons)



                                      -14-




                                                                                      Percentage Of
                                               Number Of Shares                        Common Stock
     Names And Addresses(a)                  Beneficially Owned(b)                     Outstanding
     ----------------------                  ---------------------                     -----------

PRINCIPAL STOCKHOLDERS

The Fairchild Corporation (o)                     10,121,568                                51.6%
  and RHI Holdings, Inc.
  300 West Service Road
  P.O. Box 10803
  Chantilly, VA 20153

Zesiger Capital Group LLC (p)                      1,759,475                                10.7%
  320 Park Avenue
  New York, NY 10022

J.J. Cramer & Co..............                       994,100                                 6.3%
  100 Wall Street
  New York, NY 10005


--------------------
*    Less than 1%

(a) The mailing address of each of the Company's Directors and executive officers is c/o Shared Technologies Fairchild Inc., 100 Great Meadow Road, Wethersfield, Connecticut 06109.

(b) Except as otherwise specifically noted, the number of shares stated as being owned beneficially includes shares believed to be held beneficially by spouses and minor children. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Each stockholder possesses sole voting and investment power with respect to the shares listed opposite such stockholder's name, except as otherwise indicated.

(c) Includes 354,583 shares currently issuable upon exercise of options. Also includes 93,250 shares owned of record by Mr. Autorino's spouse, as to which Mr. Autorino disclaims beneficial ownership. Also includes 6,919 shares owned by Mr. Autorino through the Company's Savings and Retirement Plan. Also includes 11,500 shares of Series D Preferred Stock, which are convertible into 11,500 shares of Common Stock, and 11,500 Common Stock Purchase Warrants, which are convertible into an additional 11,500 shares of Common Stock. Also includes 200,000 shares owned by the Autorino Family Limited Partnership, of which Mr. Autorino is the general partner. Also includes 17,500 shares of Series D Preferred Stock owned of record by Mr. Autorino's spouse and 17,500 Common Stock Purchase Warrants also owned by her, as to which shares and warrants Mr. Autorino disclaims beneficial ownership.

(d) Includes 50,000 shares currently issuable upon exercise of options by Mr. Borer. Also includes 614 shares owned by Mr. Borer through the Company's Savings and Retirement Plan.

(e) Includes 8,750 shares currently issuable upon exercise of options by Mr. Decker.

(f) Includes 19,663 shares currently issuable upon exercise of options by Mr. DiBella. Also includes 28,750 shares owned of record by Mr. DiBella's spouse, as to which shares Mr. DiBella disclaims beneficial ownership.

(g) Includes 56,665 shares currently issuable upon exercise of options by Mr. DiVincenzo. Also includes 3,177 shares owned by Mr. DiVincenzo through the Company's Savings and Retirement Plan.

(h) Includes 15,000 shares currently issuable upon exercise of options by Mr. Dressel. Also includes 243 shares owned by Mr. Dressel through the Company's Savings and Retirement Plan.

(i) Includes 5,000 shares currently issuable upon exercise of options by Ms. Hercot.

(j) Includes 15,000 shares currently issuable upon exercise of options by Mr. Hutheesing. Also includes a Common Stock Purchase Warrant which is convertible into 298,957 shares of Common Stock, which is owned of record by International Capital Partners, Inc., of which Mr. Hutheesing is the Chairman, Chief Executive Officer and a stockholder.

(k) Includes 19,575 shares currently issuable upon exercise of options by Mrs. McKenzie.

(l) Includes 5,000 shares currently issuable upon exercise of options by Mr. Miller.

(m) Includes 116,667 shares currently issuable upon exercise of options. Also includes deemed beneficial ownership of 39.9% of those shares held by RHI Holdings, Inc. ("RHI") and beneficially owned by The Fairchild Corporation ("TFC"). RHI is a wholly-owned subsidiary of TFC. See note
         (o) below. Mr. Steiner beneficially owns 39.9% of TFC and may therefore be deemed the beneficial owner of 39.9% of the shares of Common Stock beneficially owned by TFC. Through his ownership of the majority of voting shares of TFC, however, Mr. Steiner may be deemed to beneficially own all shares of Common Stock beneficially owned by TFC.

(n) Includes a total of 744,651 shares which officers and Directors of the Company have the right to acquire under outstanding stock options. Also includes 29,000 shares of Series D Preferred Stock currently convertible into 29,000 shares of Common Stock and 29,000 Common Stock Purchase Warrants, as set forth in footnote (c) above. Also includes 298,957 shares of Common Stock issuable upon conversion of a Common Stock Purchase Warrant, as set forth in footnote (c) above. Also includes 16,308 shares owned by officers and Directors through the Company's Savings and Retirement Plan.

(o) Includes 6,200,000 shares of Common Stock and 250,000 shares of 6% Cumulative Convertible Preferred Stock, which are convertible into 3,921,568 shares of Common Stock, all of which is beneficially owned by TFC through its wholly-owned subsidiary, RHI. TFC's and RHI's ownership interest in the Company, based solely on its ownership of outstanding shares of Common Stock (6,200,000 shares) and without giving effect to the conversion of the 6% Cumulative Convertible Preferred Stock (convertible into 3,921,568 shares of Common Stock), is 39.5%.

(p) Includes 797,475 shares currently issuable upon exercise of Common Stock Purchase Warrants by Zesiger Capital Group LLC.


                          CUMULATIVE STOCKHOLDER RETURN

         The following graph and chart compare the cumulative annual stockholder return on the Company's Common Stock over the period commencing December 31, 1991 through December 31, 1996 to that of "Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies)" and the CRSP Total Return Index for Standard Industrial Classification Code 4800 -- 4899 US & Foreign ("SIC Code Index") assuming the investment of $100 on December 31, 1991. In calculating total annual stockholder return, reinvestment of dividends is assumed. The stock performance graph and chart below are not necessarily indicative of future price performance.

         Line Graph using plot points shown in table below:


-------------------------- ------------ ------------ ------------ ------------ ------------ -------------
                           12/31/91     12/31/92     12/31/93     12/30/94     12/29/95     12/31/96
-------------------------- ------------ ------------ ------------ ------------ ------------ -------------
 Shared Technologies        $100.00      $ 79.10      $ 51.10      $ 57.70      $ 51.90      $120.30
 Fairchild Inc.
-------------------------- ------------ ------------ ------------ ------------ ------------ -------------
 Nasdaq Stock Market        $100.00      $116.40      $133.60      $130.60      $184.70      $227.10
 (US Companies)
-------------------------- ------------ ------------ ------------ ------------ ------------ -------------
 SIC Code Index             $100.00      $122.80      $189.40      $158.10      $207.00      $211.50

-------------------------- ------------ ------------ ------------ ------------ ------------ -------------


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As of December 31, 1996, approximately $288,000 had been paid for life insurance premium payments made on behalf of Anthony D. Autorino, the Company's Chairman and Chief Executive Officer. The amount was repaid from the proceeds of a $2,500,000 face value life insurance policy which was owned by Mr. Autorino and whose estate was the beneficiary. In January 1994, the beneficiary on the policy was changed from Mr. Autorino's estate to the Company in order to reduce the premium payments required by the Company. As of December 31, 1996, the amount due to the Company related to premiums paid exceeded the cash surrender value of the policy by $130,000. Accordingly, Mr. Autorino has agreed to reimburse the Company for this amount.

         On September 17, 1996, Mr. Autorino, the Company's Chairman and Chief Executive Officer, borrowed $125,000 from the Company pursuant to a promissory note, providing for interest payable at one percentage point above the prime rate. Such indebtedness, including accrued interest, was due and outstanding as of March 31, 1997.

         The Company provides telecommunications services to The Fairchild Corporation ("TFC") and certain of its affiliates. Mr. Steiner, Vice Chairman and a Director, is Chairman of TFC, which is the parent company of RHI Holdings, Inc. In 1996, the Company billed TFC and such affiliates $951,922 for such services.

         The Company leases approximately 12,713 square feet of office space from Fairchild at the Company's operations headquarters in Chantilly, Virginia, pursuant to a five-year lease dated June 1, 1996. In 1996, the Company paid $148,600 to Fairchild for such purpose.

         The Company has retained Fairchild to provide tax preparation and consulting services through February 12, 1998. The annual fees for such services is $212,500.

         An aggregate of 100,000 warrants for the purchase of shares of Shared Technologies Cellular, Inc. from the Company, as described elsewhere in this Proxy Statement, were granted to Mr. DiBella; 75,000 of such warrants were granted to Mr. DiBella as compensation for consulting services provided by Mr. DiBella to the Company during 1996.


                             INDEPENDENT ACCOUNTANTS

         Arthur Andersen LLP audited the Company's financial statements for the fiscal year ended December 31, 1996. Arthur Andersen LLP has no direct or indirect material financial interest in the Company or its subsidiaries. The Board of Directors has selected Arthur Andersen LLP to audit the Company's financial statements for the fiscal year ending December 31, 1997.

         No representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Stockholders or to make a statement or respond to questions from stockholders.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters which may come before the Annual Meeting of Stockholders. However, if any other matters are properly presented at the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

         All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for out-of-pocket expenses thereby incurred.

                              STOCKHOLDER PROPOSALS

         Any stockholder desiring to present a proposal for consideration at the Company's next annual meeting of stockholders, which is currently scheduled to be held on April 30, 1998, must submit the proposal to the Company so that it is received at the principal executive offices of the Company, 100 Great Meadow Road, Wethersfield, Connecticut 06109, on or before December 16, 1997. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and Nasdaq. Officers, Directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         In accordance with the provisions of Item 405 of Regulation S-K, the Company knows of no delinquent filings by any such persons under Section 16(a) of the Exchange Act during the fiscal year ended December 31, 1996.

                                    FORM 10-K

         A COPY OF THE COMPANY'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, SHARED TECHNOLOGIES FAIRCHILD INC., 100 GREAT MEADOW ROAD, WETHERSFIELD, CONNECTICUT 06109.

                       SHARED TECHNOLOGIES FAIRCHILD INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned, revoking all prior proxies, hereby appoints Anthony D. Autorino and Vincent DiVincenzo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Shared Technologies Fairchild Inc. held of record by the undersigned on April 8, 1997 at the Annual Meeting of Stockholders to be held on April 30, 1997, or any adjournment or adjournments thereof.

         This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" proposals 1, 2, 3 and 4. Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

1.  To elect one class of three Directors:
             ANTHONY D. AUTORINO, THOMAS H. DECKER AND VINCENT DIVINCENZO [ ] FOR all nominees.
    [  ] WITHHOLD from all nominees.  [  ] FOR, except vote withheld from the following nominee(s):

2. To ratify certain amendments to the Company's 1996 Equity Incentive Plan. [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. To approve the material terms of the performance goals for the fiscal 1997 incentive compensation awards for certain executives of the Company.
    [ ] FOR [  ] AGAINST [  ] ABSTAIN

4. To ratify the grant of certain warrants to non-employee Directors. [ ] FOR [ ] AGAINST [ ] ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. (PROXY IS CONTINUED AND IS TO BE SIGNED AND DATED ON THE OTHER SIDE)


                  Dated: April ___, 1997

                  -------------------------------

                  -------------------------------
                           (Signatures)


                  -------------------------------

                  -------------------------------
                           New Address

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY AND USE THE ENCLOSED ENVELOPE.